UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 12, 2026

Scholar Rock Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 12, 2026, Scholar Rock Holding Corporation (the “Company”) issued a press release announcing its preliminary cash balance as of December 31, 2025, a business update and further details on its 2026 strategic priorities.

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2025, the Company announced on January 12, 2026, that it estimates it had approximately $365 million (unaudited) of cash, cash equivalents and marketable securities as of December 31, 2025.

This financial information is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2025 and its results of operations for the fourth quarter and fiscal year ended December 31, 2025. The audit of the Company’s consolidated financial statements for the year ended December 31, 2025 is ongoing and could result in changes to the information set forth above.

The information contained in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release announcing business updates and further details on its 2026 strategic priorities. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The Company will be conducting meetings with participants attending the 44th Annual J.P. Morgan Healthcare Conference (the “Conference”) during the week of January 12, 2026. A copy of the slides to be presented by the Company at the Conference is filed as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the Company’s expectations regarding its growth, strategy, progress and timing of its clinical trials for apitegromab, SRK-439 and its preclinical programs, and indication selection and development timing, including the timing of any regulatory submissions and anticipated approvals, the therapeutic potential, clinical benefits and safety of any product candidates, its ability to address the observations identified in the complete response letter, its cash runway into 2027, expectations regarding commercial launch timing in the US and in Europe, expectations regarding a new fill finish facility and the achievement of important milestones, the ability of any product candidate to perform in humans in a manner consistent with earlier nonclinical, preclinical or clinical trial data, and the potential of its product candidates and proprietary platform. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to the risks described in the Company’s most recent quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof. The provision of the information in this report shall not be deemed an admission as to the materiality of any of the information contained herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Scholar Rock Holding Corporation on January 12, 2026, furnished herewith.
99.2	Corporate Presentation, dated January 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: January 12, 2026	By:	/s/ Junlin Ho
Junlin Ho
General Counsel & Corporate Secretary